Exhibit 10.8

Execution Version

GREAT AJAX CORP.

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of February 26, 2024 is made by and among Rithm Capital Corp., a Delaware corporation (“Rithm”), Great Ajax Corp., a Maryland corporation (the “Company”), and the undersigned holders (each a “Stockholder”) of shares of Common Stock (as defined below) of the Company. Each of Rithm, the Company and the Stockholders are referred herein collectively as the “Parties.”

WHEREAS, as of the date hereof, each of the Stockholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), in such amounts as set forth on Schedule A hereto (such shares of Common Stock, together with any additional shares of Common Stock that are hereafter issued to, or otherwise acquired or owned, beneficially or of record, by, such Stockholder during the Voting Period (as defined below), including by reason of any stock split, stock dividend, distribution, reclassification, recapitalization or other transaction, or pursuant to the exercise, exchange or conversion of, or other transaction involving, any and all warrants, options, rights or other securities, distribution or otherwise, are collectively referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into a Credit Agreement (the “Loan Agreement”) with the Lenders, Administrative Agent and Collateral Agent identified therein, pursuant to which, among other things, subject to the terms and conditions set forth therein, the Lenders, which are affiliates of Rithm, will provide a term loan (the “Term Loan”) to the Company in the amount of up to $70 million, to enable the Company to redeem a portion of its 7.25% Convertible Senior Notes due 2024 (the “Term Loan Transaction”);

WHEREAS, concurrently with the execution of this Agreement, the Company, Great Ajax Operating Partnership L.P., a Delaware limited liability company, Thetis Asset Management LLC (“Thetis”), a Delaware limited liability company, are entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Rithm, pursuant to which, among other things, subject to the terms and conditions set forth therein, the Company proposes to sell and issue, and Rithm agrees to purchase or accept, as applicable, (i) $14.0 million of shares of Common Stock (the “Common Stock Sale”) and (ii) warrants (“Warrants”) representing the right to purchase shares of Common Stock (the “Warrant Shares”), subject to the terms and conditions of that certain Warrant Agreement (the “Warrant Agreement”), to be entered into concurrently with the funding of the Term Loan under the Loan Agreement, between the Company and Equiniti Trust Company, a limited trust company organized under the laws of the State of New York, as the Company’s Warrant Agent (the “Warrants Issuance” and, together with the Common Stock Sale, the “Equity Transaction”);

WHEREAS, concurrently with the execution of this Agreement, the Company has given written notice to Thetis that the Company intends to (i) terminate its existing Third Amended and Restated Management Agreement, dated as of April 28, 2020, with Thetis as Manager (as amended, the “Thetis Management Agreement”), (ii) pay Thetis the value of the termination fee required thereunder entirely in shares of Common Stock, and (iii) enter into a Termination and Release Agreement with Thetis (the “Termination and Release Agreement”), pursuant to which, among other things, subject to the terms and conditions set forth therein, Thetis will provide the Company with a full release from all historical liabilities of the Company (collectively, the “Thetis Management Agreement Termination”);

WHEREAS, in connection with the closing of the Securities Purchase Agreement, the Company intends to complete the Thetis Management Agreement Termination and, subject to receipt of stockholder approval, intends to enter into a new Management Agreement (the “Rithm Management Agreement”) with an affiliate or other subsidiary of Rithm (the “Rithm Manager”), pursuant to which the Company will retain the Rithm Manager as the Company’s exclusive provider of management and other services on the terms and subject to the conditions therein (collectively, the “Management Transaction” and, together with the Term Loan Transaction and Equity Transaction, the “Transactions”);

WHEREAS, in connection with the funding of the Term Loan under the Loan Agreement and the closing of the Securities Purchase Agreement, the Company intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement” and, together with the Loan Agreement, Securities Purchase Agreement, Warrant Agreement, Termination and Release Agreement and Rithm Management Agreement, the “Transaction Agreements”) with Rithm, pursuant to which, among other things, subject to the terms and conditions set forth therein, the Company will agree to prepare and file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) allowing for the resale by Rithm of the Warrant Shares underlying the Warrants and the shares of Common Stock it acquired in the Common Stock Sale;

WHEREAS, pursuant to Sections 312.03(c) and 312.03(d) of the New York Stock Exchange (“NYSE”) Listed Company Manual, shareholder approval is required prior to the issuance by a company of 20% or more of its common stock, or an issuance that will result in a change of control of the company;

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Company intends to call and hold a special meeting of the Company’s stockholders (the “Stockholder Meeting”) to obtain the approval of the Company’s stockholders in connection with (i) the entry by the Company into the Rithm Management Agreement, (ii) the decrease of the size of the Company’s board of directors to five (5) total members and the election of one (1) director designated by the Purchaser, and (iii) Section 312.03 of the NYSE Listed Company Manual in order for the Company to issue 20% or more of its Common Stock in connection with the Transaction Agreements (collectively, the “Proposals”);

WHEREAS, the Common Stock Sale and the exercise of the Warrants issued pursuant to the Warrants Issuance are each contingent upon the receipt of approval of the Proposals at the Stockholder Meeting;

WHEREAS, as a condition to and in order to induce Rithm to enter into the Transaction Agreements and cause the Transactions to be consummated, Rithm has required each Stockholder to enter, and each Stockholder is entering, into this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

1.            Agreement to Vote Shares.

(a)            Voting. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the period from the date hereof through the Expiration Date (such period, the “Voting Period”), at every annual or special meeting of the stockholders of the Company held with respect to the matters specified in Section 1(a)(ii), however called, including any adjournment or postponement thereof, the Stockholder shall:

(i)            appear at such meeting (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for purposes of determining a quorum;

(ii)            be present (in person or by proxy) and vote (or cause to be voted), in person or by proxy, the Subject Shares (A) in favor of the approval of each of the Proposals and (B) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone the Stockholder Meeting (and, if applicable, any subsequent annual or special meeting of the stockholders of the Company held with respect to approval of the Proposals (a “Subsequent Stockholder Meeting”)) to a later date solely if there are not sufficient votes for approval of the Proposals on the date on which the Stockholder Meeting (or, if applicable, a Subsequent Stockholder Meeting) is held. Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b)            Information for Proxy Statement. The Stockholder and its affiliates will furnish to the Company all information concerning such Stockholder and its affiliates as the Company may reasonably request in connection with the preparation and filing of the proxy statement to be delivered to the Company’s stockholders in advance of the Stockholder Meeting (the “Proxy Statement”). The Stockholder consents to the Company publishing and disclosing in any filing to the extent required under applicable law, the Stockholder’s identity and ownership of the Subject Shares, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that the Company shall have consulted with the Stockholder in advance of any such disclosure and shall accept any reasonable comments provided by the Stockholder or its counsel with respect to such disclosure prior to making such disclosure.

(c)            Acquisition of Additional Shares. During the Voting Period, the Stockholder shall notify the Company reasonably promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Common Stock after the date of this Agreement, if any, all of which shall be considered Subject Shares and be subject to the terms of this Agreement as though owned by the Stockholder on the date of this Agreement.

2.             Restriction on Transfer; Non-Interference; etc. The Stockholder hereby covenants and agrees that the Stockholder shall not, during the Voting Period, without the prior written consent of the Company, (i) sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) any Subject Shares (collectively, a “Transfer”), (ii) enter into any voting trust, proxy, contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Subject Shares or any interest therein; (iii) grant a proxy or power of attorney with respect to, or create or permit to exist any limitation on the Stockholder’s voting rights (except for such agreements or limitations that would not adversely affect the Stockholder’s ability to perform its obligations under this Agreement and other than any such proxy, power of attorney or other authorization consistent with, and for purposes of complying with, the provisions of Section 1(a) hereof) (“Encumbrance”) with respect to its Subject Shares, or (iv) take, or agree to take, any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, including by agreeing (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) and (iii) of this Section 2; provided further that any Transfer, Encumbrance or other action described in the foregoing clauses (i) through (iv) shall be null and void ab initio to the fullest extent permitted by applicable law.

3.            Representations and Warranties of Stockholder. Each Stockholder hereby, severally but not jointly, represents and warrants to the Company and Rithm as follows:

(a)            Authority. Such Stockholder has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by it of the Transactions have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Stockholder or any other person is required. This Agreement constitutes a legal, valid and binding obligation of the Stockholder; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(b)            No Violations. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or result in any violation of any provision of the Stockholder’s bylaws, charter, or other organizational or governing documents, in the event that such Stockholder is a corporation, partnership, trust or other entity, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Stockholder is a party or by which the Stockholder is bound or by which the Subject Shares are bound or affected; (iii) violate any law, statute, rule, regulation which the Stockholder is subject to or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound; (iv) require any consent or approval under, violate, conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement, instrument, note, bond, mortgage, lease, license, permit, understanding or other obligation that is binding on the Stockholder; or (v) result in the creation of any liens or Encumbrances upon any of the Subject Shares, and, in the case of each the preceding clauses (ii) through (v), would not reasonably be expected to materially and adversely affect the ability of the Stockholder to perform its obligations hereunder.

(c)            Consent and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder (except for filings pursuant to the Exchange Act, or any other state securities or “blue sky” Laws).

(d)            Ownership of Subject Shares. The Stockholder holds, beneficially or of record, good and valid title to the Subject Shares and has the power to vote, without restriction, such Subject Shares on all matters brought before Stockholders of capital stock of the Company. As of the date of this Agreement, the Stockholder beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name as set forth on Schedule A hereto and Schedule A includes all affiliates of the Stockholder that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Stockholder or its affiliates has any interest or right to acquire, whether through derivative securities, voting agreements or otherwise (whether or not such Common Stock can be acquired within sixty (60) days). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Subject Shares and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian.

(e)             Qualified Institutional Buyer. The Stockholder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.

4.             No Limitation. Notwithstanding anything in this Agreement to the contrary, nothing herein shall in any way restrict any officer or director of the Company from taking any action (or failing to take any action) in good faith in his or her capacity as a director or officer of the Company (including to the extent permitted by the Securities Purchase Agreement), or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, and no action taken in good faith in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and, notwithstanding anything in this Agreement to the contrary, Stockholder shall not be limited or restricted in any way from voting in its sole discretion on any matter other than the matters referred to in Section 1(a)(ii) hereof.

5.             No Legal Actions. Each Stockholder will not in its capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Transaction Agreements constitutes a breach of any fiduciary duty of the Company Board or any member thereof.

6.             Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

7.             Termination. This Agreement and the obligations of the Parties under this Agreement may only be terminated upon the mutual consent set forth in a written instrument signed by all Parties; provided, however, that this Agreement shall automatically terminate, without any action by the Parties, upon the first to occur of (a) the Closing of the Equity Transaction, (b) the termination of the Securities Purchase Agreement in accordance with its terms, (c) as to each Stockholder, the date such Stockholder no longer owns any Subject Shares, or (d) December 31, 2024 (any such effective date of termination, the “Expiration Date”).

8.             Publication. Each Stockholder hereby permits the Company to publish and disclose, including in any document or schedule filed with the SEC and in the press releases announcing the Transactions contemplated by the Transaction Agreement, and any other disclosures or filings required by applicable Law (the “Announcement Release”), the Agreement, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in each case, to the extent the Company determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by the Company).

9.             Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Rithm may reasonably request for the purpose of effectively carrying out the Transactions.

10.            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (upon confirmation of receipt of transmission) as the case may be, to the Company or Rithm at the applicable address set forth in the Securities Purchase Agreement, or to each Stockholder at his, her or its address or email address (upon confirmation of receipt of transmission) set forth on Schedule A attached hereto (or at such other address for a Party as shall be specified by like notice).

11.            Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

12.            Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13.            No Waivers. No waivers of any breach of this Agreement extended by the Company to such Stockholder shall be construed as a waiver of any rights or remedies of the Company, as applicable, with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to the Subject Shares held or subsequently held by such Stockholder or with respect to any subsequent breach of Stockholder or any other such Stockholder of the Company. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

14.            Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any Transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either Party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action, suit or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15.            WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

16.            Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

17.            Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each Party hereto; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by the Company and such Stockholder.

18.            Fees and Expenses. Except as otherwise specifically provided herein, each Party hereto shall bear its own expenses in connection with this Agreement and the Transactions.

19.            Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties. Each of the Parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

20.            No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including with the Company, any Stockholder or any other person, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law. The Company acknowledges and agrees that the obligations of each Stockholder under this Agreement shall be several (and not joint) and no Stockholder shall be responsible in any way for the actions or omissions of the other Stockholders.

21.            Delay. No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

22.            No Benefit to Others. Except as expressly set forth in this Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and permitted assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other person.

23.            Independence of Obligations. The covenants and obligations of the Stockholder set forth in this Agreement shall be construed as independent of any other contract or other arrangement between the Stockholder, on the one hand, and the Company or Rithm, on the other hand. The existence of any claim or cause of action by the Stockholder against the Company or Rithm shall not constitute a defense to the enforcement of any of such covenants or obligations against the Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of the Company or Rithm under any Transaction Agreement, or any of the rights or remedies of the Company or Rithm or any of the obligations of the Stockholder under any agreement between the Stockholder and the Company or Rithm, as applicable, or any certificate or instrument executed by the Stockholder in favor of the Company or Rithm; and nothing in the Transaction Agreements or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of the Company or Rithm or any of the obligations of the Stockholder under this Agreement.

24.            Construction.

(a)            For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)            The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)            As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)            Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

(e)            The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their Parties as of the date first indicated above.

STOCKHOLDER:

By:
Name:
Title:

GREAT AJAX CORP.

By:
Name:
Title:

RITHM CAPITAL CORP.

By:
Name:
Title:

Schedule I